                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the following Prospectuses constituting part of the Registration Statements on:

Form S-3 (Nos. 333-27489 --Exxon Mobil Corporation Shareholder Investment Program;
         and 33-60677)
Form S-3 (No. 33-48919)  --Guaranteed Debt Securities and Warrants to Purchase
                           Guaranteed Debt Securities of Exxon Capital Corporation;
Form S-3 (No. 33-8922)   --Guaranteed Debt Securities of SeaRiver Maritime Financial
                           Holdings, Inc. (formerly Exxon Shipping Company)

and we hereby consent to the incorporation by reference in the Registration Statements on:

Form S-8 (Nos. 333-38917 --1993 Incentive Program of Exxon Mobil Corporation
         and 33-51107)     (together with 1988 Long Term Incentive Plan of Exxon
                           Mobil Corporation);
Form S-8 (No. 333-69378) --ExxonMobil Fuels Marketing Savings Plan;
Form S-8 (No. 333-72955) --ExxonMobil Savings Plan;
Form S-8 (No. 333-75659) --Post-Effective Amendment No. 2 on Form S-8 to Form S-4
                           which pertains to the 1993 Incentive Program of Exxon
                           Mobil Corporation

of our report dated February 27, 2002 relating to the financial statements which appear in this Form 10-K.

/S/  PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 27, 2002

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